EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-140745, 333-158944 and 333-163426) and on Form S-3 (Nos. 333-147085 and 333-171792) of Constellation Energy Partners LLC of our report dated February 25, 2011 relating to the financial statements and financial statement schedule which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas
February 25, 2011